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                                                                      EXHIBIT 21


           WHOLLY-OWNED SUBSIDIARIES OF WHEELS SPORTS GROUP, INC.


1.       Diamond Sports Group, Inc., a North Carolina corporation.

2.       World of Racing, Inc., a North Carolina corporation.

3.       Green's Racing Souvenirs, Inc., a Virginia corporation.

4.       SM Acquisition Company, a North Carolina corporation.

5.       J/B Acquisition Company, a North Carolina corporation.

6.       High Performance Sports Marketing, Inc., a North Carolina corporation.